CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bravo! Foods International Corp.
11300 US Highway 1, Suite 202
North Palm Beach. FL  33408



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 14, 2003, related to the consolidated financial statements of Bravo! Foods International Corp., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Los Angeles, California
January 17, 2005